Exhibit 99.2

News release for immediate release
Contact information:
Heather J. Wietzel
Vice President, Investor Relations
217-788-5144
investorrelations@horacemann.com

HORACE MANN REPORTS FOURTH-QUARTER AND FULL-YEAR 2018 RESULTS
Q4 Net Loss of $0.49 per Share and Core Loss* of $0.21 per Share
2018 Net Income of $0.44 per Share and Core Earnings* of $0.68 per Share

•
Fourth-quarter net and core losses included $0.85 per share related to catastrophe costs, $0.08 per share for expenses associated with strategic acquisitions announced during the period and $0.07 per share for expenses related to DAC unlocking

•	Underlying results show solid progress, including 2.6 point improvement in underlying auto loss ratio* and 1.0 point improvement in underlying property loss ratio* compared to the prior year

•	6% growth in full-year Retirement sales deposits, with strong market response to fee-based product offerings

•	20% increase in full-year Life sales, reflecting gains across all product types

•	Full-year 2019 core earnings expected to be $2.00 - $2.20 per share, excluding contribution from pending NTA acquisition

SPRINGFIELD, Ill., February 5, 2019 — Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the quarter and year ended December 31, 2018:

Horace Mann Consolidated Financial Highlights
	Three Months Ended December 31,			Twelve Months Ended December 31,
($ in millions, except per share amounts)	2018	2017	Change	2018	2017	Change

Total revenues	$278.5	$303.0	-8.1%	$1,191.6	$1,171.5	1.7%
Net income (loss)	(20.3)	125.3	-116.2%	18.3	169.4	-89.2%
Net investment gains (losses) after tax	(11.6)	(0.9)	N.M.	(10.1)	(1.7)	N.M.
Re-measurement of net deferred tax liability (DTL)	—	99.0	N.M.	—	99.0	N.M.
Core earnings (loss)*	(8.7)	27.2	-132.0%	28.4	72.1	-60.6%
Per diluted share:
Net income (loss)	(0.49)	3.00	-116.3%	0.44	4.08	-89.2%
Net investment gains (losses) after tax	(0.28)	(0.02)	N.M.	(0.24)	(0.04)	N.M.
Re-measurement of DTL	—	2.37	N.M.	—	2.38	N.M.
Core earnings (loss) per diluted share*	(0.21)	0.65	-132.3%	0.68	1.74	-60.9%
Book value per share				31.50	36.88	-14.6%
Book value per share excluding net unrealized investment gains on securities*				29.13	29.51	-1.3%

N.M. - Not meaningful.
* These measures are not based on accounting principles generally accepted in the United States (non-GAAP). They are reconciled to the most directly comparable GAAP measures in the Appendix to the Investor Supplement. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company’s reports filed with the Securities and Exchange Commission.

The Horace Mann Companies 1 Horace Mann Plaza Springfield, Illinois 62715-0001
217-789-2500 www.horacemann.com

“The combination of an unprecedented level of catastrophe costs, a challenging investment environment and expenses related to the two strategic acquisitions we announced during the period led to both a net and core loss for the fourth quarter and significantly reduced full-year return on equity,” said President and CEO Marita Zuraitis. “Consequently, our results do not convey the important progress we continue to make on the strategic initiatives that will drive long-term improvement in our return on equity. For example, the 2.6 point improvement in the underlying 2018 auto loss ratio was ahead of plan, adding almost one point to ROE."
In the fourth quarter of 2018, Horace Mann announced plans to acquire:

•
National Teachers Associates (NTA), a family-owned insurer focused on the education market with complementary products and distribution. Headquartered in Dallas, NTA specializes in developing, marketing and underwriting supplemental insurance products, including cancer and heart.

•
Benefit Consultants Group (BCG), a retirement plan provider with strong employer plan infrastructure and competencies based in Cherry Hill, NJ. BCG expands Horace Mann’s strategic capabilities in the retirement market.

"Looking forward to 2019, we are well positioned to achieve profitable growth, putting us back on the path to a double-digit return on equity," noted Zuraitis. "Our two announced acquisitions bring exciting capabilities to expand our product set, enhance our distribution channels and further improve our infrastructure, enhancing our long-term view.
"We are projecting full-year 2019 core earnings between $2.00 and $2.20 per share," stated Zuraitis. "We see continued progress on our strategic initiatives, including a return to underlying auto profitability. At the same time, we are anticipating an increasingly challenged investment environment and have also updated our models with a higher catastrophe load than previous years' guidance. Because the timing is uncertain, our stated guidance does not yet include any contribution from NTA, which should close in mid-2019 and be immediately accretive to both earnings and return on equity."
Property and Casualty Segment Shows Underlying Improvement in Unprecedented Cat Year
(All comparisons vs. same period in 2017, unless noted otherwise)

	Three Months Ended December 31,			Twelve Months Ended December 31,
($ in millions)	2018	2017	Change	2018	2017	Change

Property and Casualty written premiums	$166.4	$164.8	1.0%	$681.5	$662.8	2.8%
Property and Casualty net income (loss)	(9.9)	15.6	N.M.	(14.3)	17.8	N.M.
Property and Casualty core earnings (loss)*	(9.9)	15.0	N.M.	(14.3)	17.2	N.M.
Property and Casualty combined ratio	113.3%	94.0%	19.3 pts	109.3%	103.3%	6.0 pts
Property and Casualty underlying loss ratio*	59.3%	65.2%	-5.9 pts	65.5%	67.5%	-2.0 pts
Property and Casualty expense ratio	28.1%	27.0%	1.1 pts	27.0%	26.7%	0.3 pts
Property and Casualty catastrophe costs	27.0%	2.2%	24.8 pts	17.1%	9.5%	7.6 pts
Property and Casualty underlying combined ratio*	86.3%	92.2%	-5.9 pts	92.2%	94.2%	-2.0 pts
Auto combined ratio	102.2%	104.7%	-2.5 pts	103.1%	106.3%	-3.2 pts
Auto underlying loss ratio*	72.8%	77.6%	-4.8 pts	74.6%	77.2%	-2.6 pts
Property combined ratio	139.8%	72.2%	67.6 pts	123.1%	97.0%	26.1 pts
Property underlying loss ratio*	30.7%	39.8%	-9.1 pts	46.2%	47.2%	-1.0 pts

For 2018, the Property and Casualty combined ratio was 109.3%, with full-year catastrophe costs adding 17.1 points to the ratio. As previously announced, the most significant event in the fourth quarter was the Camp Fire, which generated gross losses of $150.0 million. After reinsurance, the financial impact of that event was $38.0 million pretax, including $6.7 million in reinsurance reinstatement premiums. In addition, Hurricane Michael and seven smaller events added $7.3 million to catastrophe losses for the fourth quarter.
Excluding reinsurance reinstatement premiums, written premiums* increased 3.8% for 2018 and 5.1% for the quarter, driven primarily by rate actions.
The underlying auto loss ratio improved 2.6 points in 2018, reflecting the accelerating impact of rate actions and underwriting initiatives to improve profitability. The underlying property loss ratio also improved for the year by 1.0 points, reflecting continued rate actions and underwriting initiatives.
Auto and property policy retention rates for the current quarter were 81.9% and 88.0%, respectively.

Retirement Segment Sales Increase 6% Over 2017
(All comparisons vs. same period in 2017, unless noted otherwise)

	Three Months Ended December 31,			Twelve Months Ended December 31,
($ in millions)	2018	2017	Change	2018	2017	Change

Retirement sales deposits*	$135.1	$119.9	12.7%	$518.7	$491.8	5.5%
Retirement assets under management				6,843.0	6,832.0	0.2%
Retirement net income	4.1	51.5	-92.0%	41.7	88.4	-52.8%
Retirement core earnings*	4.1	12.0	-65.8%	41.7	48.9	-14.7%
Retirement core earnings excluding DAC unlocking*	7.1	12.7	-44.1%	44.8	49.6	-9.7%

For 2018, Retirement sales deposits increased 5.5%, driven entirely by 33% growth in fee-based product sales, including our Retirement Advantage products. Retirement assets under management, which are predominantly spread-based fixed annuities, were flat compared to a year ago. Total cash value persistency remained strong at 94.4% for variable annuities and 94.0% for fixed annuities.
Core earnings excluding DAC unlocking declined for the quarter and the year, primarily reflecting a lower net interest margin on fixed annuities and, to a lesser extent, higher expenses associated with continued investment in business capabilities.

The net interest spread for 2018 was 171 basis points on fixed annuity assets under management of $4.7 billion, primarily reflecting lower returns on alternative investments and a decline in prepayment activity.

Life Segment Reports Improved Earnings for Quarter and Full Year
(All comparisons vs. same period in 2017, unless noted otherwise)

	Three Months Ended December 31,			Twelve Months Ended December 31,
($ in millions)	2018	2017	Change	2018	2017	Change

Life sales*	$6.1	$6.1	—%	$21.2	$17.7	19.8%
Life mortality costs	9.2	12.0	-23.3%	35.1	36.1	-2.8%
Life net income	3.8	63.3	-94.0%	18.8	77.6	-75.8%
Life core earnings*	3.8	3.0	26.7%	18.8	17.3	8.7%

Life sales* increased 19.8% for the year, with strong new policy growth for both recurring and single premium products. This reflects the sustained emphasis on meeting the needs of the under-insured educator market through enhanced marketing efforts and ease of doing business improvements. Fourth quarter sales were slightly ahead of the strong results generated in last year's fourth-quarter, and core earnings were up 26.7%.

Life core earnings were up 8.7% for the full year, as fourth quarter mortality costs continued to compare favorably with actuarial assumptions. Life persistency of 95.4% was comparable to 12 months earlier.

Full-year Net Investment Income Flat with 2017
(All comparisons vs. same period in 2017, unless noted otherwise)

	Three Months Ended December 31,			Twelve Months Ended December 31,
($ in millions)	2018	2017	Change	2018	2017	Change

Total net investment income	$88.4	$98.6	-10.3%	$376.5	$373.6	0.8%
Pretax net investment losses	(14.4)	(1.7)	N.M.	(12.5)	(3.4)	N.M.
Pretax net unrealized investment gains (losses) on securities				141.4	440.3	-67.9%

While annuity asset balances in the Retirement segment rose modestly, annual investment yields continue to be impacted by the low interest rate environment of recent years. Full-year total net investment income was flat with 2017, having benefited from elevated prepayment activity. The decline in fourth-quarter net investment income reflected lower returns on alternative investments and a return to anticipated levels of prepayment activity.

Net realized investment losses on securities were up from last year, largely because of declines in the fair values of equity securities. Net unrealized investment gains on securities declined from last year due to increases in interest rates, which reduced the fair values of fixed maturity securities.

Capital Position Supports Business Investments

At year-end 2018, shareholders' equity was $1.3 billion, or $31.50 per share. Excluding net unrealized investment gains on securities, shareholders' equity was $1.2 billion, or $29.13 per share. The company's conservative balance sheet forms a strong foundation to invest in organic and inorganic growth while simultaneously supporting an above-peer dividend and opportunistic share repurchase.

On January 2, 2019, the company completed the acquisition of BCG for $25 million in cash. The NTA transaction is expected to close in mid-2019, pending regulatory approvals and other customary closing conditions, for a purchase price of $405 million. Fourth-quarter and full-year expenses of $3.5 million and $4.0 million, after tax, related to these two transactions are reported in the Corporate and Other segment.

As of December 31, 2018, $22.8 million remained authorized for future share repurchases under the company's share repurchase program.

Quarterly Webcast

Horace Mann’s senior management will discuss the company’s 2018 and fourth quarter financial results with investors and analysts on February 6, 2019 at 10:30 a.m. Eastern Time. The conference call will be webcast live at investors.horacemann.com and archived later in the day for replay.

About Horace Mann

Horace Mann Educators Corporation (NYSE: HMN) is the largest financial services company focused on providing America's educators and school employees with insurance and retirement solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Illinois. For more information, visit horacemann.com.

Safe Harbor Statement and Non-GAAP Measures

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company's Quarterly Report on Form 10-Q for the period ended September 30, 2018 and the company's past and future filings and reports filed with the Securities and Exchange Commission (SEC) for information concerning important factors that could cause actual results to differ materially from those in forward-looking statements. Information contained in this news release include measures which are based on methodologies other than accounting principles generally accepted in the United States (GAAP). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the Appendix to the Investor Supplement and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.
# # #

HORACE MANN EDUCATORS CORPORATION
Financial Highlights (Unaudited)
($ in Millions, except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017	Change	2018	2017	Change
EARNINGS SUMMARY
Net income (loss)	$(20.3)	$125.3	-116.2%	$18.3	$169.4	-89.2%
Net investment gains (losses), after tax	(11.6)	(0.9)	N.M.	(10.1)	(1.7)	N.M.
Re-measurement of net deferred tax liability (DTL)	—	99.0	N.M.	—	99.0	N.M.
Core earnings (loss)*	(8.7)	27.2	-132.0%	28.4	72.1	-60.6%

Per diluted share:
Net income (loss)	$(0.49)	$3.00	-116.3%	$0.44	$4.08	-89.2%
Net investment gains (losses), after tax	$(0.28)	$(0.02)	N.M.	$(0.24)	$(0.04)	N.M.
Re-measurement of DTL	$—	$2.37	N.M.	$—	$2.38	N.M.
Core earnings (loss)*	$(0.21)	$0.65	-132.3%	$0.68	$1.74	-60.9%
Weighted average number of shares and equivalent shares (in millions) - Diluted	41.9	41.7	0.5%	41.9	41.6	0.7%

RETURN ON EQUITY
Net income return on equity (1)				1.3%	12.3%
Core return on equity excluding net unrealized investment gains on securities and re-measurement of DTL (2)				2.3%	6.4%

FINANCIAL POSITION
Per share (3):
Book value				$31.50	$36.88	-14.6%
Effect of net unrealized investment gains on securities (4)				$2.37	$7.37	-67.8%
Effect of the re-measurement of net DTL				$—	$2.43	-100.0%
Dividends paid	$0.285	$0.275	3.6%	$1.140	$1.100	3.6%
Ending number of shares outstanding (in millions) (3)				41.0	40.7	0.7%
Total assets				$11,031.9	$11,198.3	-1.5%
Long-term debt, current and noncurrent				297.7	297.5	0.1%
Total shareholders' equity				1,290.6	1,501.6	-14.1%

ADDITIONAL INFORMATION
Net investment gains (losses)
Before tax	$(14.4)	$(1.7)	N.M.	$(12.5)	$(3.4)	N.M.
After tax	(11.6)	(0.9)	N.M.	(10.1)	(1.7)	N.M.
Per share, diluted	$(0.28)	$(0.02)	N.M.	$(0.24)	$(0.04)	N.M.

N.M.-	Not meaningful.

(1)	Based on trailing 12-month net income and average quarter-end shareholders' equity.

(2)
Based on trailing 12-month core earnings and average quarter-end shareholders' equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and applicable deferred taxes.

(3)	Ending shares outstanding were 40,969,885 at December 31, 2018 and 40,717,873 at December 31, 2017.

(4)	Net of the related impact on deferred policy acquisition costs and applicable deferred taxes.

HORACE MANN EDUCATORS CORPORATION
Statements of Operations and Supplemental Consolidated Data (Unaudited)
($ in Millions)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017	Change	2018	2017	Change
STATEMENTS OF OPERATIONS
Insurance premiums and contract charges earned	$201.9	$204.3	-1.2%	$817.3	$794.7	2.8%
Net investment income	88.4	98.6	-10.3%	376.5	373.6	0.8%
Net investment gains (losses)	(14.4)	(1.7)	N.M.	(12.5)	(3.4)	N.M.
Other income	2.6	1.8	44.4%	10.3	6.6	56.1%
Total revenues	278.5	303.0	-8.1%	1,191.6	1,171.5	1.7%

Benefits, claims and settlement expenses	163.9	137.4	19.3%	637.6	582.3	9.5%
Interest credited	53.0	50.4	5.2%	206.2	198.6	3.8%
Policy acquisition expenses amortized	30.5	28.3	7.8%	109.9	102.2	7.5%
Operating expenses	56.0	48.7	15.0%	205.4	187.8	9.4%
Interest expense	3.3	3.0	10.0%	13.0	11.9	9.2%
Total benefits, losses and expenses	306.7	267.8	14.5%	1,172.1	1,082.8	8.2%

Income (loss) before income taxes	(28.2)	35.2	N.M.	19.5	88.7	-78.0%
Income tax expense (benefit)	(7.9)	(90.1)	-91.2%	1.2	(80.7)	-101.5%
Net income (loss)	$(20.3)	$125.3	-116.2%	$18.3	$169.4	-89.2%

PREMIUMS WRITTEN AND CONTRACT DEPOSITS
Property and Casualty	$166.4	$164.8	1.0%	$681.5	$662.8	2.8%
Annuity deposits	113.1	104.2	8.5%	439.1	453.1	-3.1%
Life	31.7	31.4	1.0%	114.4	111.2	2.9%
Total	$311.2	$300.4	3.6%	$1,235.0	$1,227.1	0.6%

SEGMENT NET INCOME (LOSS)
Property and Casualty	$(9.9)	$15.6	N.M.	$(14.3)	$17.8	N.M.
Retirement	4.1	51.5	-92.0%	41.7	88.4	-52.8%
Life	3.8	63.3	-94.0%	18.8	77.6	-75.8%
Corporate and Other (1)	(18.3)	(5.1)	N.M.	(27.9)	(14.4)	-93.8%
Net income (loss)	$(20.3)	$125.3	-116.2%	$18.3	$169.4	-89.2%

N.M.-	Not meaningful.

(1)
Corporate and Other includes interest expense on debt and the impact of net investment gains and losses and other Corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2018	2017	Change		2018	2017	Change
PROPERTY & CASUALTY
Premiums written	$166.4	$164.8	1.0%		$681.5	$662.8	2.8%
Premiums earned	164.3	166.3	-1.2%		665.7	648.3	2.7%
Net investment income	7.9	9.7	-18.6%		40.1	36.2	10.8%
Other income (expense)	0.5	(0.2)	N.M.		1.9	(0.2)	N.M.
Losses and loss adjustment expenses (LAE)	140.0	111.4	25.7%		547.7	496.3	10.4%
Operating expenses (includes policy acquisition expenses amortized)	46.1	44.9	2.7%		179.8	173.4	3.7%
Interest expense	0.3	0.1	N.M.		1.1	0.1	N.M.
Income (loss) before tax	(13.7)	19.4	N.M.		(20.9)	14.5	N.M.
Net income (loss)	(9.9)	15.6	N.M.		(14.3)	17.8	N.M.
Net investment income, after tax	6.9	7.7	-10.4%		34.5	28.9	19.4%

Catastrophe costs (1)
After tax	35.8	2.4	N.M.		90.1	40.2	124.1%
Before tax	45.3	3.6	N.M.		114.1	61.8	84.6%
Prior years' reserves favorable (adverse) development, before tax
Automobile	—	0.3	—%		—	0.3	—%
Property & other	—	0.3	-100.0%		0.3	2.4	-87.5%
Total	—	0.6	-100.0%		0.3	2.7	-88.9%

Operating statistics:
Loss and loss adjustment expense ratio	85.2%	67.0%	18.2	pts	82.3%	76.6%	5.7	pts
Expense ratio	28.1%	27.0%	1.1	pts	27.0%	26.7%	0.3	pts
Combined ratio	113.3%	94.0%	19.3	pts	109.3%	103.3%	6.0	pts
Effect on the combined ratio of:
Catastrophe costs (1)	27.0%	2.2%	24.8	pts	17.1%	9.5%	7.6	pts
Prior years' (favorable) adverse reserve development	—%	-0.4%	0.4	pts	—%	-0.4%	0.4	pts
Combined ratio excluding the effects of catastrophe costs and prior years' reserve development (underlying combined ratio)*	86.3%	92.2%	-5.9	pts	92.2%	94.2%	-2.0	pts

Policies in force (in thousands)					664	684	-2.9%
Automobile					463	479	-3.3%
Property					201	205	-2.0%

Policy renewal rate - 12 months
Automobile					81.9%	83.0%	-1.1	pts
Property					88.0%	87.6%	+0.4	pts

N.M.-	Not meaningful.

(1)	Includes allocated loss adjustment expenses and, when applicable, catastrophe reinsurance reinstatement premiums.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017	Change	2018	2017	Change
RETIREMENT
Contract deposits	$113.1	$104.2	8.5%	$439.1	$453.1	-3.1%
Variable	54.5	46.2	18.0%	205.8	173.9	18.3%
Fixed	58.6	58.0	1.0%	233.3	279.2	-16.4%
Contract charges earned	7.3	7.2	1.4%	31.2	28.0	11.4%
Net investment income	62.9	69.1	-9.0%	262.6	262.0	0.2%
Interest credited	41.7	39.1	6.6%	161.1	153.5	5.0%
Net interest margin (without net investment gains/losses)	21.2	30.0	-29.3%	101.5	108.5	-6.5%
Other income	1.7	1.8	-5.6%	7.0	5.9	18.6%
Mortality loss and other reserve changes	(2.8)	(1.8)	55.6%	(7.6)	(5.8)	31.0%
Operating expenses (includes policy acquisition expenses amortized)	23.7	19.5	21.5%	80.4	67.6	18.9%
Income before tax	3.7	17.7	-79.1%	51.7	69.0	-25.1%
Net income	4.1	51.5	-92.0%	41.7	88.4	-52.8%
Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$(3.8)	$(1.2)	N.M.	$(3.9)	$(1.1)	N.M.
Guaranteed minimum death benefit reserve	(0.1)	0.1	—%	(0.1)	0.1	—%
Retirement contracts in force (in thousands)				226	223	1.3%
Annuity accumulated account value on deposit / Assets under management				$6,713.3	$6,764.0	(0.7%)
Variable				2,001.1	2,152.0	(7.0%)
Fixed				4,712.2	4,612.0	2.2%
Annuity accumulated value retention - 12 months
Variable accumulations				94.4%	94.8%	-0.4	pts
Fixed accumulations				94.0%	94.5%	-0.5	pts

LIFE
Premiums and contract deposits	$31.7	$31.4	1.0%	$114.4	$111.2	2.9%
Premiums and contract charges earned	30.3	30.8	-1.6%	120.4	118.4	1.7%
Net investment income	17.8	20.0	-11.0%	74.4	76.2	-2.4%
Other income	0.1	0.1	—%	0.3	0.4	-25.0%
Death benefits/mortality cost/change in reserves	21.1	24.2	-12.8%	82.3	80.2	2.6%
Interest credited	11.3	11.3	—%	45.1	45.1	—%
Operating expenses (includes policy acquisition expenses amortized)	11.1	11.2	-0.9%	44.0	44.0	—%
Income before tax	4.7	4.2	11.9%	23.7	25.7	-7.8%
Net income	3.8	63.3	-94.0%	18.8	77.6	-75.8%
Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$(0.1)	$—	N.M.	$(0.3)	$0.2	N.M.
Life policies in force (in thousands)				199	198	0.5%
Life insurance in force				$18,278	$17,564	4.1%
Lapse ratio - 12 months (Ordinary life insurance)				4.6%	4.9%	-0.3	pts

CORPORATE AND OTHER (1)
Components of income (loss) before tax:
Net investment gains (losses)	$(14.4)	$(1.7)	N.M.	$(12.5)	$(3.4)	N.M.
Interest expense	(3.0)	(2.9)	3.4%	(11.9)	(11.8)	0.8%
Other operating expenses, net investment income and other income	(5.5)	(1.6)	N.M.	(10.6)	(5.3)	100.0%
Loss before tax	(22.9)	(6.1)	N.M.	(35.0)	(20.5)	70.7%
Net loss	(18.3)	(5.1)	N.M.	(27.9)	(14.4)	-93.8%

N.M.-	Not meaningful.

(1)
The Corporate and Other segment includes interest expense on debt and the impact of investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017	Change	2018	2017	Change
INVESTMENTS
Retirement and Life
Fixed maturity securities, at fair value (amortized cost 2018, $6,569.3; 2017, $6,490.8)				$6,703.7	$6,874.1	-2.5%
Equity securities, at fair value (cost 2017, $77.5)				73.4	80.9	-9.3%
Short-term investments				97.9	36.4	N.M.
Policy loans				154.0	153.6	0.3%
Other investments				265.5	203.7	30.3%
Total Retirement and Life investments				7,294.5	7,348.7	-0.7%

Property & Casualty
Fixed maturity securities, at fair value (amortized cost 2018, $804.6; 2017, $812.1)				811.6	850.0	-4.5%
Equity securities, at fair value (cost 2017, $38.8)				38.4	54.6	-29.7%
Short-term investments				19.0	19.3	-1.6%
Other investments				81.8	72.9	12.2%
Total Property & Casualty investments				950.8	996.8	-4.6%

Corporate investments				5.4	6.8	-20.6%

Total investments				8,250.7	8,352.3	-1.2%

Net investment income
Before tax	$88.4	$98.6	-10.3%	$376.5	$373.6	0.8%
After tax	70.6	65.5	7.8%	300.3	248.3	20.9%

N.M.-	Not meaningful.